Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the prospectus constituting a part of this Post-Effective Amendment No. 1 to Registration Statement to Form S-1 (File Nos. 333-174143, 333-168372 and 333-167059) of our report dated April 4, 2012 relating to the financial statements and financial statement schedule of Z Trim Holdings, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2011, filed with the Securities and Exchange Commission.

We also consent to the reference to us under the heading “Experts” in such Post-Effective Amendment No. 1 to Registration Statement on Form S-1.

/s/ M&K CPAS, PLLC

Houston, Texas
April 18, 2012